UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2026
_______________________________
UFP TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-12648	04-2314970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Hale Street
Newburyport, Massachusetts - USA 01950-3504
(Address of Principal Executive Offices) (Zip Code)
(978) 352-2200
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPT	The NASDAQ Stock Market L.L.C.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of General Counsel and Senior Vice President of Human Resources

As previously disclosed on May 19, 2026, Christopher P. Litterio, General Counsel, Secretary, and Senior Vice President of Human Resources, informed UFP Technologies, Inc., a Delaware corporation (the “Company”), that he plans to retire from the Company after a period of transition. On June 4, 2026, the Company announced that it had appointed Ryan Stafford as the Company’s General Counsel, Senior Vice President of Human Resources, and Secretary, effective June 4, 2026.

Mr. Stafford, age 58, served as Executive Vice President, Chief Legal Officer, Corporate Secretary, and head of Mergers & Acquisitions at Littelfuse, Inc. (Nasdaq: LFUS), a global manufacturer of electrical protection components. Mr. Stafford joined Littelfuse in 2007 as General Counsel and Vice President of Human Resources, later advancing to Senior Vice President and Chief Legal and Human Resources from 2014 to 2021. In 2021, he was named Executive Vice President, Mergers & Acquisitions and Chief Legal Officer, where he led the company’s acquisition strategy. Prior to Littelfuse, Mr. Stafford held senior legal and operational roles at Tyco International Ltd., including Vice President & General Counsel for Tyco Engineered Products & Services and Vice President of China Operations for the segment. Mr. Stafford began his legal career as an associate at Sulloway & Hollis, a New Hampshire law firm. Mr. Stafford earned a Bachelor of Arts in History and German from Bowdoin College and a Juris Doctor from the University of Maine School of Law.

Pursuant to Mr. Stafford’s employment offer letter (the “Employment Offer Letter”), Mr. Stafford will receive a base salary of $400,000 and is eligible to receive an annual cash bonus with a target opportunity equal to 50% of his base salary. As discussed in more detail below, at a meeting on June 4, 2026, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved Mr. Stafford’s 2026 cash bonus plan.

The Employment Offer Letter also provides that Mr. Stafford is eligible to receive annual equity awards commensurate with his position, subject to annual approval by the Compensation Committee. As further discussed below, at its June 4, 2026 meeting, the Compensation Committee approved an annual equity award for Mr. Stafford with an aggregate grant-date value of $650,000, 50% of which was granted in the form of restricted stock units and 50% of which was granted in the form of performance share awards (the “Stafford Grant”).

Other than the Employment Offer Letter, there is no arrangement or understanding with any person pursuant to which Mr. Stafford is being appointed as the Company’s General Counsel, Senior Vice President of Human Resources, and Secretary. There are no family relationships between Mr. Stafford and any director, executive officer, or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Stafford that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing description of the Employment Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text thereof, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Stock Unit and Performance Share Awards

As previously disclosed, in connection with the appointment of Mitchell C. Rock as the Company’s Chief Executive Officer, the Compensation Committee approved Mr. Rock’s employment offer, which provided that he would be eligible to receive a one-time grant of $650,000 worth of restricted stock units, subject to a three-year vesting period to be awarded upon appointment as Chief Executive Officer.

At its June 4, 2026 meeting, the Compensation Committee instead granted Mr. Rock $650,000 worth of stock unit awards, as further disclosed below. Also at its June 4, 2026 meeting, the Compensation Committee approved each of the Stafford Grant and the Lataille Grant (as defined below).

Subject to the terms of the Company’s 2003 Incentive Plan, as amended and restated (the “2003 Incentive Plan”) and the stock unit award agreement and the performance share agreement, as applicable, evidencing each such award, each stock unit award and performance share award provides the recipient with the right to receive one share of common stock of the Company. The Compensation Committee also approved a grant to Ronald J. Lataille of 4,454 stock unit awards (the “Lataille Grant”), representing $1 million worth of stock unit awards. Fifty percent of the awards will vest on June 5, 2028, and the remaining 50% will vest on March 30, 2029, in each case pursuant to the terms of a separate form of stock unit award agreement. In the event of termination of Mr. Lataille’s Continuous Status as an employee as a result of termination by the Company without Cause or by Mr. Lataille for Good Reason (as such terms are defined in Mr. Lataille’s stock unit award agreement), the SUAs which would have vested following such termination shall continue to vest as if such termination shall not have taken place. Recipients of the stock unit awards and the performance share awards will have no rights as stockholders of the Company in respect thereof, including, without limitation, the right to vote or to receive dividends, until and to the extent any applicable performance objectives have been satisfied, such stock unit awards have vested, and the issuance of the shares of common stock in respect of the stock unit awards has been appropriately evidenced.

Name and Title of Recipient of Stock Unit Awards	Number of Stock Unit Awards
Mitch Rock Chief Executive Officer	2,895
Ronald J. Lataille Senior Vice President, Treasurer and Chief Financial Officer	4,454
Ryan Stafford General Counsel, Senior Vice President of Human Resources, and Secretary	1,448

All stock unit awards listed in the table above are subject to time-based and continuous employment vesting requirements. Except for the Lataille Grant, one-third of the stock unit awards listed above shall vest on March 1, 2027, one-third shall vest on March 1, 2028, and one-third shall vest on March 1, 2029, provided that the recipient remains continuously employed by the Company through each such vesting date.

Name and Title of Recipient of Performance Share Awards	Column A Number of “Target” Performance Share Awards (Upon Attainment of Certain Performance Objectives related to Operating income and Return on Invested Capital)	Column B Number of “Maximum” Performance Share Awards (Upon Attainment of All Performance Objectives related to Operating income and Return on Invested Capital, includes Awards from Column A)
Ryan Stafford General Counsel, Senior Vice President of Human Resources, and Secretary	1,448	2,896

The performance share awards listed in Columns A and B are subject to the Company meeting certain performance objectives (the “Performance Objectives”). The Compensation Committee shall determine whether and to what extent any of the Performance Objectives have been achieved by the Company. Such determination is currently expected to take place in February 2029. The issuance date for the performance share awards listed in Columns A and B is March 1, 2029, assuming achievement of the applicable Performance Objectives.

Any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with the Company. Any unvested performance share awards shall terminate upon the cessation of a recipient’s employment with the Company, except if employment is terminated due to death or disability, or upon a change in control (as defined in the 2003 Incentive Plan), upon which the unvested performance share awards shall vest immediately at the “Target” amount in Column A.

In the event of a change in control of the Company (as defined in the 2003 Incentive Plan), any unvested awards listed in each of Columns A and B above shall become fully vested as of the effective date of such change in control, provided that the recipient has been continuously employed by the Company through the date immediately prior to the effective date of such change in control, and, with respect to the stock unit awards listed in Columns A and B above, subject to achievement of any applicable Performance Objectives prior to the effective date of such change in control.

The above description of the stock unit awards and the performance share awards is qualified in its entirety by reference to the text of the stock unit award agreement, or the performance share award agreement evidencing such awards, as applicable, copies of the forms of which are attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, and are incorporated herein in their entirety by reference.

Mr. Stafford Cash Bonus Plan

Also at its June 4, 2026 meeting, the Compensation Committee approved the corporate financial performance targets and individual performance goals for a 2026 cash bonus plan for Mr. Stafford. The target amount is 50% of his base salary. The actual amount of each cash bonus, if any, will be subject to increase or decrease at the discretion of the Compensation Committee.

Appointment of Chief Executive Officer

On June 4, 2026, the Board of Directors of the Company (the “Board”) appointed Mitchell C. Rock as Chief Executive Officer of the Company, effective as of June 4, 2026.

Other than Mr. Rock’s employment offer letter, there are no arrangements or understandings between Mr. Rock and any other person pursuant to which Mr. Rock will be promoted to Chief Executive Officer of the Company. There are no family relationships between Mr. Rock and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

For more information about Mr. Rock, please see the Company’s DEF 14A, filed with the U.S. Securities and Exchange Commission on April 30, 2026.

Increase in Board Size

On June 4, 2026, the Board resolved to increase the size of the Board from seven members to eight members.

Appointment of New Director

On June 4, 2026, the Board appointed Mitchell C. Rock to fill the vacancy on the Board created by such increase in Board size. Mr. Rock will serve on the Board until the Company’s next annual stockholder meeting or until his successor has been duly appointed and qualified or until his earlier death, resignation, retirement, disqualification, removal from office or other cause.

There is no arrangement or understanding with any person pursuant to which Mr. Rock is being appointed as a member of the Board. There are no family relationships between Mr. Rock and any director, executive officer, or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Rock that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01             Regulation FD Disclosure.
A copy of the Company’s press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1^	Employment Offer Letter, Ryan Stafford.
10.2	Form of Stock Unit Award Agreement by and between the Company and Mitchell C. Rock.
10.3	Form of Stock Unit Award Agreement by and between the Company and Ryan Stafford.
10.4^	Form of Performance Share Agreement by and between the Company and Ryan Stafford.
10.5	Form of Stock Unit Award Agreement by and between the Company and Ronald J. Lataille.
99.1	Press Release dated June 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
†	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.
^	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFP Technologies, Inc.

Date: June 10, 2026	By:	/s/ Ronald J. Lataille
Ronald J. Lataille
Sr. Vice President, Treasurer and Chief Financial Officer